Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 2 to Form S-3 No. 333-128511 and related prospectus of our report dated April 8, 2005, relating to the consolidated financial statements and schedule of Cygne Designs, Inc. which appears in Cygne Designs, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, NY

May 8, 2007